Exhibit 3.1
ARTICLES OF INCORPORATION
OF
WILLOW TREE CAPITAL CORPORATION
ARTICLE I
INCORPORATOR
The undersigned, Andrew Jenkinson whose address is 450 Park Avenue, 29th Floor, New York, New York 10022, being at least eighteen years of age, does hereby form a corporation under the laws of the State of Maryland.
ARTICLE II
CORPORATE TITLE
The name of the corporation is: Willow Tree Capital Corporation (the “Corporation”).
ARTICLE III
BUSINESS PURPOSE
The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force.
ARTICLE IV
RESIDENT AGENT AND PRINCIPAL OFFICE
The name of the resident agent of the Corporation in the State of Maryland is Vcorp Services MD, Inc., whose address is 2405 York Road, Suite 201, Lutherville Timonium, Maryland 21093-2264. The street address of the principal office of the Corporation in the State of Maryland is c/o Vcorp Services MD, Inc., 2405 York Road, Suite 201, Lutherville Timonium, Maryland 21093-2264.
ARTICLE V
SHARES
The Corporation has authority to issue 100,000,000 shares at $0.01 par value per share.

ARTICLE VI
DIRECTORS
The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the Corporation initially shall be one, which number may be increased or decreased only by the Board of Directors pursuant to the Bylaws, but shall never be less than the minimum number required by the Maryland General Corporation Law. The name of the director who shall serve until the first meeting and until his successor is duly elected and qualified is:
Timothy Lower
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IN WITNESS WHEREOF, I have signed these Articles of Incorporation and acknowledge the same to be my act on this 29th day of June, 2022.

SIGNATURE OF INCORPORATOR:
/s/ Andrew Jenkinson

Andrew Jenkinson
I hereby consent to my designation in this document as resident agent for this Corporation.

VCORP SERVICES MD, INC.

/s/ John Flynn	Assistant Secretary